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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
AON CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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/x/	No fee required.
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Aon Corporation

Notice of Annual Meeting of Holders of Common Stock
and Series C Preferred Stock to be Held April 19, 2002

To the Stockholders of Aon Corporation:

        Notice is Hereby Given that the annual meeting of the holders of shares of Common Stock and Series C Preferred Stock of Aon Corporation will be held on Friday, April 19, 2002, at 10:00 A.M. at Bank One Auditorium, 1 Bank One Plaza, 10 South Dearborn Street, Chicago, Illinois, for the following purposes:

  1.
  To elect directors pursuant to the By-Laws. Your Board of Directors unanimously recommends that you vote "FOR" the election of all nominees.

  2.
  To adopt a resolution ratifying the appointment of Ernst & Young LLP as the Company's independent auditors for the year 2002. Your Board of Directors unanimously recommends that you vote "FOR" adoption of the resolution.

  3.
  To transact such other business as may properly come before the meeting.

        The close of business on Monday, February 25, 2002 has been fixed as the record date for the determination of stockholders entitled to vote at the stockholders' meeting. Only those stockholders of record at the close of business on that date will be entitled to vote at the meeting.

Aon Corporation

Kevann M. Cooke Vice President and Corporate Secretary
March 11, 2002

Aon Corporation
200 East Randolph Street
Chicago, Illinois 60601

Proxy Statement
For the Annual Meeting of Stockholders on April 19, 2002

        The annual meeting of the stockholders of Aon Corporation (the "Company") will be held at Bank One Auditorium, 1 Bank One Plaza, 10 South Dearborn Street, Chicago, Illinois, at 10:00 A.M. on Friday, April 19, 2002. This Proxy Statement is being sent to each holder of the issued and outstanding shares of the Company's Common Stock ("Common Shares") and outstanding shares of the Company's Series C Cumulative Preferred Stock ("Preferred Shares" and, together with the Common Shares, the "Shares") entitled to vote at the meeting in order to furnish information relating to the business to be transacted at the meeting. The Company's Annual Report to Stockholders for the year ended December 31, 2001 (which is the fiscal year-end of the Company), including financial statements is being mailed to stockholders together with this Proxy Statement beginning on or about March 11, 2002. The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company.

        We hope that you will be present at the meeting. If you cannot attend, please validate the enclosed proxy by mail, by telephone or by using the Internet so that your Shares will be represented. To validate a proxy by mail, please sign the enclosed proxy and return it in the accompanying envelope. The envelope is addressed and requires no postage. To validate a proxy by telephone or by using the Internet please follow the instructions located on each proxy card. There may be costs incurred by a stockholder for use of the Internet and the telephone which are charged by Internet access providers and telephone companies.

        Each proxy duly validated and received prior to the meeting and not otherwise revoked will be voted according to its terms. Stockholders who receive more than one proxy should validate each proxy in order to be sure all their Shares are voted. If no specific direction is marked on a duly validated proxy as to the manner of voting, then the proxy will be voted in accordance with the recommendations of the Board of Directors set forth in this Proxy Statement.

        You may revoke your proxy at any time before it is voted at the meeting. A proxy may be revoked by (a) delivering to the Company a duly executed written notice of revocation dated later than the date of the proxy which is being revoked; (b) delivering to the Company by mail, by telephone or by using the Internet a duly validated replacement proxy relating to the same Shares and dated later than the date of the proxy which is being replaced; or (c) by attending the annual meeting of stockholders and voting in person. Written revocations should be sent to the Office of the Corporate Secretary of the Company at the mailing address listed above. All proxy procedures are designed to authenticate a stockholder's identity, allow voting instructions to be given and confirm that instructions have been properly recorded consistent with the requirements of applicable law. Additional details regarding voting procedures can be found beginning on page 22.

        The Company will bear the cost of the preparation and solicitation of proxies, including the reasonable charges and expenses of brokerage firms or other nominees for forwarding proxy material to beneficial owners of Shares. In addition to solicitation by mail, proxies may be solicited by telephone, by facsimile, or personally by certain officers and regular employees of the Company and its subsidiaries without extra compensation. The Company has retained Georgeson Shareholder Communications Inc., 17 State Street, New York, New York 10004 to aid in the solicitation of proxies for a fee estimated at $7,500.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

        At the close of business on February 25, 2002, which is the record date fixed for determination of stockholders entitled to vote at the meeting, there were 271,430,890 Common Shares and 1,000,000 Preferred Shares outstanding, each entitled to one vote.

        As of February 25, 2002, the beneficial owners of 5% or more of any class of the Company's securities entitled to vote at the meeting and which were known to the Company were:

Name and Address	No. of Common Shares	Percent of Class
Patrick G. Ryan	31,455,706(1)	11.6
c/o Aon Corporation 200 East Randolph Street Chicago, IL 60601
Capital Research
and Management 333 South Hope Street Los Angeles, CA 90071	17,161,900(2)	6.3
Davis Selected Advisors, L.P.	13,533,973(3)	5.0
2949 East Elvira Road, Suite 101 Tucson, AZ 85706
Name and Address	No. of Preferred Shares	Percent of Class
W. Clement Stone	400,000	40
c/o W. Clement Stone Enterprises, Inc. P.O. Box 649 Lake Forest, IL 60045
Jessie V. Stone	600,000	60
c/o W. Clement Stone Enterprises, Inc. P.O. Box 649 Lake Forest, IL 60045

(1)
Includes 8,819,133 Common Shares beneficially owned by Mr. Ryan and 21,385,660 Common Shares beneficially owned and attributed to Mr. Ryan pursuant to trusts for the benefit of family members or pursuant to an Irrevocable Stockholders' Voting Agreement and Proxy (the "Voting Agreement") by and among Mr. Ryan, Mrs. Ryan, their sons and related trusts. Under the terms of the Voting Agreement, Mr. Ryan has an irrevocable proxy to vote the shares during his lifetime. Also includes 100,000 Common Shares owned by a charitable foundation for which Mr. Ryan acts as trustee and has sole voting and shared investment power. Also includes 4,333 Common Shares beneficially owned under the ESOP Account of the Aon Savings Plan and allocated to Mr. Ryan, and 317,080 Common Shares beneficially owned and attributed to Mr. Ryan pursuant to his investment in the Aon Common Stock Fund of the Aon Savings Plan. Under the terms of the separate ESOP Account of the Aon Savings Plan and under other terms of the Aon Savings Plan, as a participant in such plans Mr. Ryan is entitled to direct the manner in which the trustees will vote the Common Shares attributed to him; in addition, all Common Shares for which voting instructions are not received are voted by the trustees in the same proportion as Common Shares for which voting instructions are received. Also includes 829,500 Common Shares which Mr. Ryan has the right to acquire pursuant to presently exercisable stock options and options which will become exercisable within 60 days of February 25, 2002.

(2)
Based on information contained in Amendment No. 3 to Schedule 13G filed with the Securities Exchange Commission on February 11, 2002. The filing states that sole dispositive power is reported as to 17,161,900 common shares and beneficial ownership is disclaimed as to all such shares pursuant to Rule 13d-4.

(3)
Based on information contained in a Schedule 13G filed pursuant to Rule 13d-1(b) of the Securities Act of 1934 with the Securities and Exchange Commission on February 15, 2002, Davis Selected Advisors, L.P. is a registered investment advisor and has sole voting and sole investment power as to 13,533,973 Common Shares.

AGENDA ITEM NO. 1
ELECTION OF DIRECTORS

        Unless a proxy directs to the contrary, it is intended that the proxies will be voted for the election as Directors of the fourteen nominees named on the following pages, to hold office until the next succeeding annual stockholders' meeting or until their respective successors are duly elected and qualify. All nominees are currently Directors of the Company except R. Eden Martin and Patrick G. Ryan, Jr. While management has no reason to believe that any of the nominees will not be available to serve as a Director, if for any reason any of them should become unavailable, the proxies will be voted for such substitute nominees as may be designated by the Board of Directors. The Directors shall be elected by the vote of the majority of votes present in person or represented by proxy at the meeting. Accordingly, since votes withheld will count as present at the meeting (and will therefore also count towards the establishment of a quorum) a vote withheld for a nominee will adversely affect that nominee's ability to secure the necessary majority of the votes present at the meeting. Set forth on the following pages is biographical information concerning each management nominee for election as a Director, the nominee's principal occupation, the period during which the nominee has served as a Director of the Company including service as a Director or employee of Combined Insurance Company of America ("Combined Insurance"), a subsidiary of the Company, or Ryan Insurance Group, Inc. ("Ryan Group"), which merged with the Company in 1982. Ages shown for all Directors are as of December 31, 2001. There are no nominees for the Board other than the following fourteen nominees.

        YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF ALL NOMINEES.

Patrick G. Ryan	Director since 1965

Patrick G. Ryan has been Chairman of the Board of the Company since 1990 and Chief Executive Officer since 1982. He was elected President and Chief Executive Officer of the Company at the time of the merger of the Company and Ryan Group in 1982, and served as President of the Company until April 1999. Prior to the merger, Mr. Ryan served as Chairman of the Board and Chief Executive Officer of Ryan Group. He is a director of the Tribune Company and serves as Chairman of the Board of Trustees of Northwestern University and as a Trustee of Rush-Presbyterian-St. Luke's Medical Center. He serves as Chairman of the Executive Committee of the Board of Directors of the Company.

Age: 64

Edgar D. Jannotta	Director since 1995

On March 6, 2001 Mr. Jannotta was named Chairman of William Blair & Company, L.L.C. and Chairman of its Executive Committee. On January 2, 1996, William Blair & Company, L.L.C., an international investment banking firm, converted from a partnership at which time Mr. Jannotta was named Senior Director. Prior to this conversion, Mr. Jannotta joined William Blair & Company in May 1959 as an Associate, became a Partner in January 1965, Assistant Managing Partner in June 1973, Managing Partner in September 1977, and Senior Partner in January 1995. He is Chairman of the Board of Trustees of the University of Chicago and Trustee of the Lyric Opera of Chicago. Mr. Jannotta is a director of AAR Corp.; Bandag, Incorporated; Inforte Corp.; Molex Incorporated; and Exelon Corporation. He serves as a member of the Organization and Compensation Committee and the Investment Committee of the Board of Directors of the Company.

Age: 70

Lester B. Knight	Director since 1999

Mr. Knight is a Founding Partner of RoundTable Healthcare Partners and the former Vice Chairman and director of Cardinal Health, Inc., a diversified healthcare service company. Mr. Knight was Chairman of the Board and Chief Executive Officer of Allegiance Corporation from 1996 until February 1999, and had been with Baxter International, Inc. from 1981 until 1996 where he served as corporate vice president from 1990, executive vice president from 1992, and as a director from 1995. He was Chairman and a director of The Baxter Allegiance Foundation. He is a director of Evanston Northwestern Healthcare and Junior Achievement of Chicago. He is a Trustee of Northwestern University. Mr. Knight serves as a member of the Investment Committee and the Organization and Compensation Committee of the Board of Directors of the Company.

Age: 43

Perry J. Lewis	Director since 1972

Mr. Lewis has been Advisory Director of CRT Capital Group LLC, a securities brokerage and investment banking firm, since February 1, 2002. Mr. Lewis was a Senior Managing Director of Heartland Industrial Partners, a private equity investment partnership, from May, 2000 until December 31, 2001. He has also been a Partner of Morgan Lewis Githens & Ahn, an investment-banking firm, for more than twenty years. Until October 1, 1979, Mr. Lewis was Senior Vice President and a director of Smith Barney, Harris Upham & Co., Inc. He is a director of Clear Channel Communications, Inc. Mr. Lewis is President of the Performing Arts Center Foundation, Inc. of Purchase, New York. He serves as a member of the Audit Committee and the Investment Committee of the Board of Directors of the Company.

Age: 63

R. Eden Martin	Nominee

Mr. Martin has served as President of The Commercial Club of Chicago and President of its Civic Committee since 1999. Mr. Martin has been a Partner of the law firm Sidley Austin Brown & Wood (formerly known as Sidley & Austin) since 1975, and served as Chairman of its Management Committee from 1989-1999. His law practice has centered on the representation of regulated industries and companies. Prior to becoming a Partner, he was an Associate at Sidley & Austin from 1967-1973, and served as inside General Counsel of Arthur Andersen & Co. from 1973-1975. Among other civic and professional involvements, Mr. Martin is a member of the Board of Directors of the Chicago Board Options Exchange and Chairman of the Board of Trustees of the Ravinia Festival. He is also a member of the Board of Trustees of Northwestern University, as well as Chair of its Audit Committee.

Age: 61

Andrew J. McKenna	Director since 1970

Mr. McKenna served as a Director of the Ryan Group from 1970 until 1982 when he was elected to the Board of Directors of the Company. He is Chairman and Chief Executive Officer of Schwarz, a printer, converter, producer and distributor of packaging and promotional materials, and a Director of Click Commerce, Inc., McDonald's Corporation, Skyline Corporation, and Tribune Company. He is Chairman Emeritus of the Board of Trustees of the University of Notre Dame. Mr. McKenna is also a Director of Children's Memorial Hospital, the Lyric Opera of Chicago, and a Trustee and Chairman Emeritus of the Museum of Science and Industry. He serves as the Chairman of the Nominating Committee and as a member of the Executive Committee and the Organization and Compensation Committee of the Board of Directors of the Company.

Age: 72

Robert S. Morrison	Director since 2000

Since 1997 Mr. Morrison has served as a director and Chairman, President and Chief Executive Officer of The Quaker Oats Company, a processor of packaged food. Since August 2001, he has also served as Vice Chairman of Pepsi Co., following Quaker's merger with that food and beverage processor. Previously, he served as Chairman and Chief Executive Officer of Kraft Foods, Inc., a division of Philip Morris Companies Inc. during the years 1994-1997; and he served as President of General Foods U.S.A., a division of Philip Morris Companies Inc., during 1991-1994. He also serves as a Director of the Tribune Company. He serves as a member of the Organization and Compensation Committee and the Nominating Committee of the Board of Directors of the Company.

Age: 59

Richard C. Notebaert	Director since 1998

Mr. Notebaert was elected President and Chief Executive Officer of Tellabs, Inc., in September 2000 and has served as a director of Tellabs since April 2000. Tellabs designs, manufactures, markets and services optical networking, next-generation switching and broadband access solutions for providers of communications services worldwide, and provides related professional support services. He served as Chairman of the Board and Chief Executive Officer of Ameritech Corporation, a full-service communications company, from April 1994 until December 1999. Mr. Notebaert first joined Ameritech Communications in 1983 and served in significant positions within the Ameritech organization before his election as Vice Chairman of Ameritech in January 1993, President and Chief Operating Officer in June 1993 and President and Chief Executive Officer in January 1994. Mr. Notebaert is a Director of Cardinal Health Inc. and a Trustee of the University of Notre Dame. He serves as a member of the Organization and Compensation Committee and the Investment Committee of the Board of Directors of the Company.

Age: 54

Michael D. O'Halleran	Director since 1999

Mr. O'Halleran has been President and Chief Operating Officer of the Company since April 16, 1999. Since 1995 he has served as President and Chief Operating Officer of Aon Group, Inc., the global insurance brokerage and consulting arm of the Company. He has also served in other significant senior management positions within the Aon group of companies since 1987 and has more than 29 years of experience in the insurance and reinsurance industries. He is a director of Cardinal Health, Inc. and served as a director of Allegiance Corporation prior to its merger with Cardinal Health, Inc. in February, 1999. He is also Co-Chairman of World Business Chicago. He serves on the Arts and Letters Advisory Board at the University of Notre Dame and is a trustee of Dublin City University in Dublin, Ireland. Mr. O'Halleran serves as a member of the Executive Committee of the Board of Directors of the Company.

Age: 51

John W. Rogers, Jr.	Director since 1993

Mr. Rogers is Chairman and Chief Executive Officer of Ariel Capital Management, Inc., an institutional money management firm specializing in equities, having founded the firm in January 1983. In addition, Ariel Capital serves as the investment advisor, administrator and distributor of Ariel Mutual Funds. Mr. Rogers is a trustee of Ariel Mutual Funds. Mr. Rogers is also a director of GATX Corporation, Burrell Communications Group, Bank One Corporation, Exelon Corporation and the John S. and James L. Knight Foundation. He is Chairman of the Chicago Urban League; Trustee of Rush-Presbyterian-
St. Luke's Medical Center; Board Member of the Chicago Symphony Orchestra; Trustee of the University of Chicago; and a former member of the Board of Trustees of Princeton University. He serves as a member of the Audit Committee and the Investment Committee of the Board of Directors of the Company.

Age: 43

Patrick G. Ryan, Jr.	Nominee

Patrick G. Ryan Jr. has been a director and Chief Executive Officer of the family-owned principal investment firm Ryan Enterprises Group LLC (and its predecessor company) since 1997. He has served as a director of Ryan Enterprises since 1995 and served as Executive Vice President from 1995-1997. Mr. Ryan has been a director, Chief Executive Officer and Co-Founder of First Look Networks LLC, a Chicago based start up firm pioneering the integration of category management and procurement in the automotive industry, since January 2001. Mr. Ryan is Founder and President of the Inner-City Teaching Corps, an urban teaching program similar to the Peace Corps, and he is Co-Founder and President of 21st Century Urban Schools, an organization dedicated to innovative education reform, which operates a national model charter school in Chicago. Mr. Ryan is a member of the Board of Directors of Penske Corporation and World Business Chicago, and serves as a Trustee of Northwestern University.

Age: 34

George A. Schaefer	Director since 1991

In April 2000 Mr. Schaefer retired as a Director of Caterpillar Inc., the construction machinery and equipment manufacturing company. He served as Chairman and Chief Executive Officer of Caterpillar from 1985 until his retirement from active duty in July, 1990 and served in other senior management positions during the course of his career with Caterpillar which began in 1951. He is a director of Helmerich & Payne, Inc. He serves as Chairman of the Audit Committee and as a member of the Organization and Compensation Committee of the Board of Directors of the Company.

Age: 73

Raymond I. Skilling	Director since 1977

Raymond I. Skilling has served as Executive Vice President and Chief Counsel of the Company since 1980. Between 1976 and 1980 he served as Executive Vice President—Planning and Implementation. Prior to that he was a Partner in the international law firm now called Clifford Chance, headquartered in London, England, from 1969 to 1976. He had been associated with that firm from 1963 and began acting as a legal advisor to the Company in 1967 while with that firm. Mr. Skilling currently serves on the Board of Overseers of the RAND Institute for Civil Justice and is a director of The Chicago Council on Foreign Relations. He serves as a member of the Executive Committee of the Board of Directors of the Company.

Age: 62

Dr. Carolyn Y. Woo	Director since 1998

Dr. Woo assumed the deanship of the Mendoza College of Business at the University of Notre Dame in July 1997. From 1995 to 1997 she served as Associate Executive Vice President of Academic Affairs at Purdue University, and from 1993 to 1995 she served as Director of the Professional Master's Programs in the Krannert School of Management at Purdue University. She joined Purdue University as an Assistant Professor in 1981 and was promoted to Full Professor in 1991. Dr. Woo currently serves on the Board of Directors of Nisource Industries, Inc., Circuit City Stores, Inc., St. Joseph Capital Bank and is a former director of Arvin Industries, Inc. and Bindley-Western Industries, Inc. She serves as a member of the Audit Committee and the Nominating Committee of the Board of Directors of the Company.

Age: 47

OWNERSHIP OF COMMON SHARES

        The following table sets forth the number of Common Shares beneficially owned as of February 25, 2002 by each Director, each nominee, by the Chief Executive Officer Patrick G. Ryan and by each of the other four most highly compensated executive officers of the Company (collectively, the "Named Executives"), and by all Directors and the Named Executives combined. Named Executives are indicated by a double asterisk. As used in this Proxy Statement, "beneficially owned" means a person has, or may have within 60 days, the sole or shared power to vote or direct the voting of a security and /or the sole or shared investment power with respect to a security (i.e., the power to dispose or direct the disposition of a security). The table therefore does not include the "phantom stock" shares held under benefit plans of the Company.

Name	Shares Beneficially Owned(1)		Percent of Class(2)
Patrick G. Ryan**(3)(4)(5)(6)	31,455,706		11.6
Michael A. Conway**(5)(6)	83,031		*
Edgar D. Jannotta(7)	56,025		*
Lester B. Knight(7)	30,000		*
Perry J. Lewis(7)	11,750		*
R. Eden Martin(7)	1,000		*
Andrew J. McKenna(7)	31,775		*
Harvey N. Medvin**(4)(5)(8)	1,026,936		*
Robert S. Morrison(7)	1,000		*
Richard C. Notebaert(7)	11,500		*
Michael D. O'Halleran**(4)(5)(6)	264,284		*
John W. Rogers, Jr.(7)(9)	6,643		*
Patrick G. Ryan, Jr.(3)(7)	1,445,794		*
George A. Schaefer(7)	8,775		*
Raymond I. Skilling**(4)(5)(6)	754,015		*
Carolyn Y. Woo(7)	1,012		*
All Directors, nominees and Named Executives combined (16 persons)	33,743,452	(10)	12.4

(1)
The Directors, nominees and Named Executives, and all Directors, nominees and the Named Executives combined, have sole voting power and sole investment power over the Common Shares listed, except as indicated in note (4) and in the table below:

	Shared Voting Power	Shared Investment Power
Patrick G. Ryan	12,242,300	7,994,681
Michael A. Conway	33,293	33,293
Patrick G. Ryan, Jr.	1,445,794	-0-
(2)
An asterisk indicates that the percentage of Common Shares beneficially owned by the named individual does not exceed one percent (1%) of the Company's Common Shares.

(3)
Includes 1,445,794 shares subject to the Voting Agreement under which Patrick G. Ryan holds an irrevocable proxy to vote the shares beneficially owned by Patrick G. Ryan, Jr. (Patrick G. Ryan, Jr. is the son of Mr. and Mrs. Patrick G. Ryan and is the nephew of Mr. and Mrs. Raymond I. Skilling).

(4)
The following Common Shares are beneficially owned by members of the immediate family of Directors and Named Executives: 9,143,360 by Mrs. Ryan; 5,062 by Mrs. Medvin; 99,567 by Mrs. O'Halleran; and 374,827 by Mrs. Skilling (Mrs. Skilling and Mrs. Ryan are sisters). As to the

  Common Shares so held, Mr. Medvin, Mr. O'Halleran and Mr. Skilling disclaim beneficial ownership.

(5)
Includes beneficial interest in Common Shares of the ESOP Account of the Aon Savings Plan attributable to Named Executives, and includes beneficial interest in Common Shares of the Aon Common Stock Fund of the Aon Savings Plan attributable to the Named Executives, as follows: Patrick G. Ryan, 321,413; Michael A Conway, 3,615; Harvey N. Medvin, 148,942; Michael D. O'Halleran, 10,631; and Raymond I. Skilling, 4,333. The Common Shares of the ESOP Account and the Aon Common Stock Fund of the Aon Savings Plan are voted by the trustees as directed by their respective participants; all Common Shares for which voting instructions are not received are voted by the trustees in the same proportion as Common Shares for which voting instructions are received.

(6)
Includes the following number of Common Shares which the respective Directors, nominees and Named Executives will have the right to acquire pursuant to presently exercisable employee stock options, or stock options which will become exercisable or stock awards which will become vested within 60 days following February 25, 2002: Patrick G. Ryan, 829,500; Michael A. Conway, 31,650; Harvey N. Medvin, 108,975; Michael O'Halleran, 76,200 and Raymond I. Skilling, 66,270.

(7)
Does not include the number of Common Shares equal to $50,000 which each outside Director will be awarded on April 19, 2002 pursuant to the Aon Outside Director Stock Award Plan. See "Compensation of the Board of Directors."

(8)
Excludes 11,750 Common Shares owned by a charitable foundation for which Mrs. Medvin acts as a trustee and has shared voting and investment control. Mr. Medvin disclaims any beneficial ownership in such Common Shares.

(9)
Ariel Capital Management, Inc., of which Mr. Rogers is Chairman and Chief Executive Officer, does not beneficially own any Common Shares nor has it beneficially owned any Common Shares during Mr. Roger's tenure of the Board of the Company.

(10)
1,445,794 Common Shares held by Patrick G. Ryan, Jr., are voted by Patrick G. Ryan pursuant to the Voting Agreement and are counted once for purposes of aggregating the number of shares beneficially owned by all directors, nominees and Named Executives as a group.

Section 16(a) Beneficial Ownership Reporting Compliance

        Based on the Company's review of copies of Forms 3, 4 and 5 and amendments thereto furnished to the Company since January 1, 2001 and representations made to the Company, all Directors and officers of the Company have timely reported all transactions to the Securities and Exchange Commission.

COMPENSATION OF THE BOARD OF DIRECTORS

Cash Compensation and Stock Awards

        Directors who are employees of the Company receive no additional compensation for service as a Director. All non-employee Directors are referred to in this Proxy Statement as "outside Directors." Each outside Director receives a $30,000 yearly retainer for services to the Board of Directors. No additional fees are payable for Board or committee attendance or for service chairing a committee. In addition, under the 1994 Amended and Restated Outside Director Stock Award Plan (as amended) (the "Award Plan"), each outside Director is granted a number of Common Shares equal to $50,000 each year following their election to the Board of Directors at the annual meeting of stockholders. Any outside Director elected to the Board other than at the annual stockholder's meeting receives a pro rata number of Common Shares based upon the number of full months of service.

        In 1994, the Company established an outside Director bequest plan (the "Bequest Plan"). The purpose of the Bequest Plan is to acknowledge the service of outside Directors, to recognize the mutual interest of the Company and its outside Directors in supporting worthy charitable institutions and to assist the Company in attracting and retaining outside Directors of the highest caliber. The Company is funding the Bequest Plan generally through the maintenance of life insurance policies on its outside Directors. Individual outside Directors derive no financial benefit from the Bequest Plan since any and all insurance proceeds and tax deductible charitable donations accrue solely to the Company. Charitable donations by the Company will be directed to charitable institutions designated by the outside Directors. Up to $100,000 will be contributed annually to tax qualified institutions designated by a participating outside Director for ten years following the death of that Director. An outside Director is not eligible to participate in the Bequest Plan until he or she has completed one full year of service on the Board. The Board retains the right to terminate the Bequest Plan and to decline to make any requested bequest if, in the Board's judgment, doing so is in the best interests of the Company and its stockholders.

Deferred Compensation

        Pursuant to the Outside Director Deferred Compensation Plan (the "Deferred Plan"), and pursuant to the Award Plan, outside Directors may defer cash compensation and Common Shares earned into phantom stock accounts, the value of which is measured by reference to Common Shares.

        Under the Deferred Plan, outside Directors elect that portion of the annual retainer (referred to as "Fees") which will be credited to either a cash account, the earnings of which are based on one-year Treasury bills, or a stock account the value of which is based upon the performance of the Common Shares on a dividend reinvested basis. The cash account is a bookkeeping device only and no funds are actually invested or set aside for the outside Directors' benefit. The outside Directors' stock accounts are credited with the number of phantom shares that could have been purchased at the average of the high and low price of the Common Shares on the date the Fees are earned. The phantom stock account does not consist of Common Shares, but is maintained for bookkeeping purposes only. As dividends are declared and paid on Common Shares, each outside Director's phantom stock account, for bookkeeping purposes, is credited with the dividends which would have been earned if Common Shares had been purchased and the funds so credited are treated as if reinvested in Common Shares. Each participating outside Director specifies a payout schedule, including a commencement date, pursuant to which the Company will distribute to the outside Director the amount in the outside Director's cash account, or Common Shares equal to the number of shares in the phantom stock account.

        Under the Award Plan, outside Directors may also elect to defer receipt of annual award of Common Shares and instead maintain a phantom stock account. As dividends are declared on Common Shares, each outside Director's phantom stock account, for bookkeeping purposes, is credited with the dividends which would have been earned if Common Shares had been received and the funds so credited are treated as if reinvested in Common Shares. Outside Directors may choose a time and schedule for payout of the phantom stock account in Common Shares plus the cash equivalent of any fractional Common Shares.

        In addition, under the Award Plan, outside Directors are also entitled to certain deferred benefits when they retire from the Board. The Award Plan provides for an amount to be credited to an account on behalf of each outside Director, as follows:

  (i)
  $10,000 for each annual period of Board service prior to 1994, but not more than $100,000 in the aggregate; and

  (ii)
  $20,000 per annum for each annual period of service commencing with April 15, 1994.

        Upon retirement from the Board, or upon death or disability, the vested value accumulated in the account as to a particular outside Director (the "Accrued Vested Retirement Amount") will be distributed in ten installments consisting of Common Shares.

        The following table shows, as of February 25, 2002, the total number of Common Share equivalents credited to the phantom stock accounts of each outside Director (including Messrs. Martin and Ryan, each of whom are nominees for election and including Messrs. Cole, Perkins, Turner and Weber, who are currently outside Directors and retiring on April 19, 2002) under the Deferred Plan and under the Award Plan ("Phantom Shares"), and the number of Common Share equivalents representing the Accrued Vested Retirement Amount (the "Retirement Shares").

Director	Phantom Shares	Retirement Shares
Franklin A. Cole	66,801	8,706
Edgar D. Jannotta	17,335	3,858
Lester B. Knight	7,593	1,414
Perry J. Lewis	16,213	6,641
R. Eden Martin	-0-	-0-
Andrew J. McKenna	54,932	8,223
Robert S. Morrison	3,640	614
Richard C. Notebaert	9,672	1,879
Donald S. Perkins	36,517	8,706
John W. Rogers, Jr.	18,297	5,130
Patrick G. Ryan, Jr.	-0-	-0-
George A. Schaefer	14,163	6,144
Fred L. Turner	28,115	5,750
Arnold R. Weber	18,221	6,009
Carolyn Y. Woo	4,855	1,879

Total	296,354	64,953

        The Company has fully reported deferrals by outside Directors of cash compensation into Phantom Share accounts in the Deferred Plan and in the Award Plan on a cumulative basis for each year since 1993 in a form similar to that set out in the above table. Although this disclosure is not required under the proxy rules, in the interest of keeping all stockholders informed of deferrals of compensation by outside Directors into Phantom Share accounts under the Company's outside Director compensation plans, the Company intends to continue this disclosure in future years.

THE BOARD OF DIRECTORS COMMITTEES AND MEETINGS

        The Board of Directors of the Company has appointed standing committees, including Executive, Audit, Investment, Organization and Compensation, and Nominating committees. Membership on the committees since the last annual meeting of the Board in 2001 has been as follows:

Executive	Audit	Investment	Organization and Compensation	Nominating
Patrick G. Ryan(1) Andrew J. McKenna Michael D. O'Halleran Raymond I. Skilling	George A. Schaefer(1) Franklin A. Cole Perry J. Lewis John W. Rogers, Jr. Arnold R. Weber Carolyn Y. Woo	Fred L. Turner(1) Franklin A. Cole Edgar D. Jannotta Lester B. Knight Perry J. Lewis Richard C. Notebaert John W. Rogers, Jr. Arnold R. Weber	Donald S. Perkins(1) Edgar D. Jannotta Lester B. Knight Andrew J. McKenna Robert S. Morrison Richard C. Notebaert George A. Schaefer Fred L. Turner	Andrew J. McKenna(1) Robert S. Morrison Donald S. Perkins Carolyn Y. Woo

(1)
Chairman.

        When the Board of Directors is not in session, the Executive Committee is empowered to exercise the power and authority in the management of the business and affairs of the Company as would be exercised by the Board of Directors, subject to certain exceptions. The Executive Committee did not meet in 2001, but it acted by unanimous written consent on two occasions.

        The functions of the Audit Committee and its activities during 2001 are described below under the heading "Report of the Audit Committee". The Audit Committee operates pursuant to a charter which has been approved by the Board of Directors and which is attached to this Proxy Statement as Appendix I. The Audit Committee met eight times during 2001.

        The Investment Committee is responsible for the formation of broad investment policy applicable to the operating subsidiaries of the Company. This policy is implemented by all subsidiaries based on the specific financial requirements of the individual units. The Investment Committee met five times during 2001.

        The Nominating Committee recommends nominees to the Board to fill vacancies or as additions to the Board of Directors. Although the Committee does not specifically solicit suggestions from stockholders regarding possible candidates, the Committee will consider stockholders' recommendations. Suggestions, together with a description of the proposed nominee's qualifications, stock holdings in the Company, other relevant biographical information, and an indication of the willingness of the proposed nominee to serve, should be sent to the Corporate Secretary of the Company. Suggestions may be submitted at any time of year but should be received by November 4, 2002 in order to be considered in connection with the annual meeting of the Company's stockholders in the spring of 2003. The Nominating Committee met once during 2001.

        The Organization and Compensation Committee annually reviews and determines the compensation of the Chairman and Chief Executive Officer of the Company. The Organization and Compensation Committee also reviews, advises and consults with the Chairman and Chief Executive Officer on the compensation of the President and Chief Operating Officer and of other officers and key employees and as to the Company's policy on compensation. The Organization and Compensation Committee also administers the Aon Stock Incentive Plan (and its predecessor plans, the Aon Stock Option Plan and the Aon Stock Award Plan) and the Aon Deferred Compensation Plan, including granting stock options and stock awards and interpreting the plans, and has general oversight responsibility with respect to the Company's other employee benefit programs. In addition, the Organization and Compensation Committee also renders advice and counsel to the Chairman and Chief Executive Officer on the selection of senior officers of the Company and key executives of the

Company's major subsidiaries. The Organization and Compensation Committee met six times during 2001 and acted by unanimous written consent on three occasions.

        The Board of Directors met eleven times during 2001 and acted by unanimous written consent on four occasions. All incumbent Directors attended at least 82% of the meetings of the Board and all committees of the Board on which the respective Directors served.

REPORT OF THE AUDIT COMMITTEE

        The Board of Directors has determined that all members of the Committee are independent of the Company. The Committee operates pursuant to a Charter that was last amended and restated by the Board on April 20, 2001, a copy of which is attached to this proxy as Appendix I.

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity and extent of disclosures in the financial statements.

        The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board. The Audit Committee has also considered non-audit services provided to the Company by the independent auditors and concluded that such services are compatible with maintaining the auditors' independence.

        The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held eight meetings during fiscal year 2001.

        The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management, the independent auditors, and the internal auditors.

        In reliance on the reviews and discussions referred to above, and subject to the limitations on the role and responsibilities of the Committee referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also approved, and have requested that stockholders ratify, the selection of Ernst & Young LLP as the Company's independent auditor for the year 2002.

George A. Schaefer, Chair	John W. Rogers, Jr.
Franklin A. Cole	Arnold R. Weber
Perry J. Lewis	Carolyn Y. Woo

EXECUTIVE COMPENSATION

        The following table discloses compensation received by the Company's Chief Executive Officer and the other Named Executives for the three years ended December, 31 2001. Numbers of Common Shares for the year 1999 have been adjusted for the May, 1999 3-for-2 stock split:

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary $	Bonus $	Other Annual Compen- sation $(1)	Restricted Stock Award(s) ($)(2)		Securities Underlying Options (#)	All Other Compen- sation ($)(3)
Patrick G. Ryan	2001	1,125,000	1,462,500	206,814			300,000	104,240
Chairman, Chief Executive	2000	1,125,000	-0-	180,304			300,000	98,551
Officer & Director	1999	1,119,230	990,000	174,266			315,000	183,291
Michael D. O'Halleran(4)	2001	1,000,000	1,300,000		762,892		120,000	58,355
President, Chief Operating	2000	1,000,000	-0-				190,000	60,955
Officer & Director	1999	1,000,000	900,000		840,037		45,000	134,894
Michael A. Conway	2001	435,961	255,000				45,000	47,956
Senior Vice President &	2000	425,000	-0-				55,000	44,022
Senior Investment Officer	1999	420,384	300,000		325,781	(5)	7,500	72,777
Harvey N. Medvin	2001	590,192	687,500				60,000	76,762
Executive Vice President &	2000	550,000	-0-				95,000	66,798
Chief Financial Officer	1999	547,692	405,000		977,344			85,188
Raymond I. Skilling	2001	560,930	545,000				60,000	61,886
Executive Vice President,	2000	545,000	-0-				94,000	61,267
Chief Counsel & Director	1999	542,692	401,250		977,344			84,700

(1)
Represents the value of personal use of a company-owned automobile and aircraft.

(2)
As of December, 31 2001, the Named Executives held the following number of unvested award shares pursuant to the Aon Stock Incentive Plan and the Aon Stock Award Plan (as amended and restated through February, 2000) (the "Aon Stock Award Plan"), the vesting schedule for which and the market value (the average high and low price on the relevant date) of which, on the dates of grant and as of year-end 2001 are respectively set forth below:

	No. Shares Unvested	December 31, 2001 Value ($)	Last Vesting Date
Patrick G. Ryan	0	n/a	n/a
Michael D. O'Halleran	193,450	$6,852,966	1-2-2011
Michael A. Conway	21,000	$743,925	3-19-2009
Harvey N. Medvin	54,000	$1,912,950	3-19-2009
Raymond I. Skilling	49,500	$1,753,537	3-19-2009

          Under the terms of the Aon Stock Incentive Plan and the Aon Stock Award Plan, Common Shares granted as awards are subject to the following standard vesting schedule: 20% on each of the third and tenth anniversaries of continuous employment from the date of grant, and 10% on the fourth through ninth anniversaries of continuous employment from the date of grant. The Compensation Committee can take action to cause awards to become exercisable on an accelerated basis. No voting rights attach and no dividends are paid on shares of unvested stock awards.

(3)
Amounts disclosed in this column include:

(a)
Company contributions of $8,925 in 2001 under the Aon Savings Plan, a defined contribution plan, on behalf of each of the Named Executives.

(b)
Company contributions of $17,325 in 2001 under the Aon Supplemental Savings Plan on behalf of each of the Named Executives.

(c)
Company contributions in 2001 under the Aon Executive Life Insurance Plan, a split-dollar arrangement, on behalf of Mr. Ryan, $77,990; Mr. O'Halleran, $32,105; Mr. Conway, $21,706; Mr. Medvin, $50,512; and Mr. Skilling $35,636.

(4)
The Company has entered into an Employment Agreement with Michael D. O'Halleran, President and Chief Operating Officer of the Company dated January 1, 2001, to expire on December 31, 2007 unless terminated earlier. The agreement provides for a base salary of $1,000,000 per year; subject to adjustment but not below $750,000; an annual incentive bonus of up to 180% of his base salary under the Bonus Plan for Senior Executives; 22,500 stock award shares per year; and stock options at the discretion of the Organization and Compensation Committee of the Board of Directors with the advice of the Chairman and Chief Executive Officer. As required by the agreement, the Company has purchased insurance on the life of Mr. O'Halleran that provides coverage sufficient for payment to Mr. O'Halleran's executor, administrator or beneficiary of a lump sum cash amount equal to his salary, at the rate in effect at the time of his death, to which he would have been entitled from the date of his death through the original term of the agreement. If Mr. O'Halleran's employment is terminated due to his disability or incapacity, he will receive his salary through the original term of the agreement, subject to reduction for benefits paid to him under any disability insurance policy maintained by the Company. If the Company terminates Mr. O'Halleran's employment due to his failure to perform the duties under the agreement to the satisfaction of the majority of the members of the Organization and Compensation Committee of the Board of Directors, Mr. O'Halleran will be entitled to receive his base salary and annual stock award for two years after the termination. If the Company terminates his employment for any other reason (other than for cause), Mr. O'Halleran will be entitled to receive his base salary through the original term of the agreement and a fully vested stock award for the number of shares that he would otherwise have received during the balance of the term of the agreement. In addition, under those circumstances, his previous stock awards will vest as permitted by the applicable plan and his stock options will become exercisable in full. The Board is also obligated to consider whether it should also make a grant of stock options that it determines to be equitable in light of other stock option grants made to Mr. O'Halleran. Non-competition and non-solicitation covenants apply for two years after termination of employment without regard to the reason for the termination of employment.

(5)
In last year's proxy statement the amount associated with an award to Mr. Conway in 1999 of 7,500 shares was inadvertently omitted.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES(1)

        The following table provides information on stock option exercises in 2001 by each of the Named Executives:

				# Shares Subject to Options Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year End(2)($)
Name	# Shares Acquired on Exercise		Value Realized(1)($)
				Exercisable	Unexercisable	Exercisable	Unexercisable
Patrick G. Ryan	202,500	(3)	3,941,136	535,500	1,377,000	5,270,523	3,411,072
Michael A. Conway	33,750	(3)	712,037	4,500	118,000		711,562
Harvey N. Medvin				51,375	204,875	297,493	1,373,768
Michael D. O'Halleran					355,000		2,287,025
Raymond I. Skilling	23,625		477,045	26,250	180,250	1,859	1,133,884

(1)
Based upon the average high and low price of the Common Shares as of the date exercised.

(2)
Based upon the average high and low price of the Common Shares as of December 31, 2001.

(3)
Receipt of these shares was deferred.

OPTION GRANTS IN 2001 FISCAL YEAR

        Information regarding options to purchase Common Shares granted to Named Executives during 2001 is set forth below. The options are subject to the terms of the Aon Stock Incentive Plan or its predecessor plans.

Name	Number of securities underlying option granted(1)	Percent of total options granted to employees in fiscal year	Exercise or base price ($/Sh)	Expiration Date	Grant Date Present Value $(2)
Patrick G. Ryan	300,000	3.9609	35.180	4-19-2011	2,706,561
Michael D. O'Halleran	120,000	1.5843	34.555	3-16-2011	1,063,395
Michael A. Conway	25,000.3301		34.555	3-16-2011	221,541
"	20,000.2641		32.525	4-20-2011	166,820
Harvey N. Medvin	60,000.7922		32.855	3-22-2011	505,538
Raymond I. Skilling	60,000.7922		34.555	3-16-2011	531,698

(1)
Options granted in 2001 become exercisable with respect to 33% of the shares on each of the second and fourth anniversaries of continuous employment of the grant date and 34% of the shares on the third anniversary of continuous employment of the grant date. The Compensation Committee can take action to cause options to become exercisable on an accelerated basis.

(2)
Based upon the Black-Scholes Option Pricing Model assuming a volatility rate of .2779%, a risk-free interest rate of 6%, a dividend yield of 2% and that 1.06 years on average elapse between vesting and exercise.

PENSION PLAN TABLE

        The following table shows the estimated annual pension benefits payable to a covered participant at normal retirement age (65 years) under the Company's qualified defined benefit pension plan (the "Aon Pension Plan"), as well as under the non-qualified supplemental pension plan (the "Excess Benefit Plan"). The Excess Benefit Plan provides benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on qualified plan benefits, based on remuneration that is covered under the plans and years of service with the Company and its subsidiaries:

	Years of Service
Remuneration
	10	15	20	25	30	35	40
425,000	63,313	90,228	108,449	126,670	144,891	163,112	175,267
600,000	90,203	128,653	154,829	181,006	207,182	233,358	250,605
750,000	113,251	161,589	194,584	227,579	260,574	293,569	315,180
1,000,000	151,664	216,481	260,841	305,201	349,561	393,921	422,806
1,250,000	190,077	271,373	327,098	382,823	438,548	494,273	530,431
1,500,000	228,491	326,266	393,355	460,445	527,535	594,625	638,056
1,750,000	266,904	381,158	459,613	538,067	616,522	694,977	745,682
2,000,000	305,317	436,050	525,870	615,689	705,509	795,329	853,307
2,250,000	343,730	490,943	592,127	693,312	794,496	895,680	960,932

        A participant's remuneration covered by the Aon Pension Plan and the Excess Benefit Plan is the average of his or her base salary for each year prior to 1993, and the aggregate of base salary and certain eligible bonus payments for the 1993 year and each year thereafter, for the five consecutive calendar plan years during the last ten years of the participant's career for which the average is the highest or, in the case of a participant who has been employed for less than five full years, the period of his or her employment with the Company and its subsidiaries. Covered compensation and the estimated years of service for each Named Executive as of December, 31 2001 are: Mr. Ryan $2,276,827 and 22 years; Mr. Conway $782,054 and 27 years; Mr. Medvin $1,163,231 and 22 years; Mr. O'Halleran $1,948,982 and 14 years; and Mr. Skilling $1,160,712 and 25 years. The annual pension amounts included in the table above are based upon the following assumptions: (1) that retiring participants have attained age 65 and are fully vested, and (2) that retiring participants have chosen to have benefits payable as straight life annuities.

ORGANIZATION AND COMPENSATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

Philosophy

        The Company's executive compensation program is structured to attract, retain and motivate top quality and experienced individuals in the highly competitive environments of the brokerage and consulting industries. The program provides competitive compensation opportunities while supporting a pay for performance culture that emphasizes at-risk—or equity based—compensation. Grants of stock-based compensation ensure that individual efforts result in the reward of employees linked to the interest of shareholders.

        The executive compensation program is administered by the Organization and Compensation Committee of the Board (the "Compensation Committee") consisting entirely of outside Directors. In this capacity the Compensation Committee determines the compensation for the Company's Chief Executive Officer, Patrick G. Ryan, and the compensation of the other Named Executives in consultation with Mr. Ryan. In addition, the Compensation Committee advises and consults with Mr. Ryan regarding the compensation of other officers and key employees.

Components

        There are three distinct components to the executive compensation program:

  •
  Base Salary

  •
  Short Term Incentive Compensation

  •
  Long Term Incentive Compensation

Base Salary

        Base salaries for the Named Executives are established at levels considered appropriate in light of the executives' responsibilities and performance versus the competitive market both within the insurance industry and externally.

Short Term Incentive Compensation

        The Senior Officer Incentive Compensation Plan (the "Incentive Plan") is designed to permit amounts to be paid thereunder during a year to qualify as performance based compensation as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, thereby enhancing the ability of the Company to deduct the full amount paid to a Named Executive even though the individual's total compensation may exceed $1,000,000.

        Under the terms of the Incentive Plan as in effect during 2001 each Named Executive was eligible to receive a maximum bonus of 180% of the prior year's Base Salary. However, in no event could a bonus exceed $3,000,000. Payment of a bonus is further conditioned on the Company's achievement of annually established performance thresholds, which are materially linked to the interests of stockholders. It is important to note that the Incentive Plan provides the Compensation Committee the discretion to grant bonuses which are less than the amounts provided for on an aggregate or individual basis, based upon objective and subjective performance criteria tailored to each individual.

        For bonus payments payable during calendar year 2001 the Compensation Committee, in exercising its discretion, adjusted the level of bonuses to reflect the Company's and the individuals' performance during 2000. Bonus decisions for the year 2001 will be made in March of 2002 after the 2001 financial statements have been finalized.

Long Term Incentive Compensation

        The Aon Stock Incentive Plan, adopted in 2001, rewards executives for long term strategic management and subsequent enhancement of stockholder value by providing the executive with an opportunity to acquire an appropriate ownership interest in the Company.

        The Plan authorizes grants of options and awards. Options and award grants have been an effective tool in the attraction and retention of key individuals throughout the Company. Options are subject to a standard four year vesting schedule and awards are subject to a standard ten year vesting schedule, which by design provides an incentive for grant recipients to continue their service with the Company.

        During 2001, awards were granted under the Aon Stock Incentive Plan to Mr. O'Halleran, while options were granted to Mr. Ryan and to the four Named Executives. For more detailed information regarding the options granted to the Named Executives refer to the table Executive Compensation—Options Grants in 2001 Fiscal Year. For more detailed information regarding options exercised by the Named Executives during 2001 please refer to the table Executive Compensation—Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values.

        In general, options are granted on criteria similar to, and for similar purposes as, those for the granting of awards. Grants of awards and options are made based on an assessment of an executive's past performance, an appraisal of the executive's talents and other strengths and most notably the long term contribution the executive can make to the Company's performance. In addition, consideration is given, among other things, to the number of awards and options previously made to an executive and the number of awards and options outstanding in the aggregate to all individuals.

CEO Compensation

        The Compensation Committee regards the evaluation of the Chief Executive Officer, Mr. Ryan, as a critical Board of Directors responsibility. As such, Mr. Ryan's compensation components are determined following an annual review of his and the Company's performance conducted collectively, without Mr. Ryan, by all outside Directors of the Company. During this review, the Compensation Committee and other outside Directors discuss in detail the extent to which Mr. Ryan had achieved his beginning of the year objectives and subjective performance goals.

        Based upon the Company's performance during 2000, the Compensation Committee, in consultation with the other outside Directors, determined that an Incentive Plan award of $1,462,500 would be made to Mr. Ryan. All senior officers received Incentive Plan awards.

        In addition, in 2001 Mr. Ryan was granted an option to purchase 300,000 Common Shares, subject to the normal provisions of the Aon Stock Award Plan. The Compensation Committee believes that this grant is an integral component of Mr. Ryan's total compensation package and provides a direct link to the interests of stockholders. For more detailed information regarding Mr. Ryan's grant please refer to the table Executive Compensation—Option Grants in 2001 Fiscal Year.

        The Compensation Committee believes that a significant portion of Mr. Ryan's compensation should be based upon performance and it has established guidelines in that regard. For calendar year 2001, 78% of Mr. Ryan's total potential compensation was based upon either individual performance or Company performance. For more detailed information regarding Mr. Ryan's compensation components please refer to the Summary Compensation Table.

Compensation Consultant and Competitive Data

        In order to ensure that the compensation program is competitive and appropriate, the Compensation Committee annually reviews the levels of executive compensation from a number of general survey sources, with a particular focus on available data relating to the position of Chief Executive Officer. In addition, the Compensation Committee periodically retains a nationally recognized compensation consultant, which may or may not be affiliated with the Company, to provide an analysis of the compensation policies and practices of the Peer Group companies and a comparison thereof to the Company's.

        SUBMITTED BY THE ORGANIZATION AND COMPENSATION COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS

Donald S. Perkins, Chairman	Robert S. Morrison
Edgar D. Jannotta	Richard C. Notebaert
Lester B. Knight	George A. Schaefer
Andrew J. McKenna	Fred L. Turner

PERFORMANCE GRAPH

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN(1)

Aon Corporation, Standard & Poor's and Peer Group Indices
Fiscal Years Ended December 31

(1)
The "Peer Group" of the Company is comprised of issuers which are, taken as a whole, in the same industry or which have similar lines of business. The Peer Group comprises: AFLAC Incorporated; Arthur J. Gallagher & Co.; Marsh & McLennan Companies, Inc.; Brown & Brown Inc.; and Unum Provident Corporation. Results for E.W. Blanch Holdings Inc., which in prior years had been included in the Peer Group and performance graphs, are no longer available as a result of the acquisition of it by an unaffiliated company outside the Peer Group. The performance graph assumes that the value of the investment of Aon Common Shares and the Peer Group index was allocated pro rata among the Peer Group companies according to their respective market capitalizations, that the value of the Peer Group index was determined by weighing the contribution of the constituent companies according to their respective market capitalizations as of the beginning of each annual period, and that all dividends were reinvested.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Donald S. Perkins, Edgar D. Jannotta, Lester B. Knight, Andrew J. McKenna, Robert S. Morrison, Richard C. Notebaert, George A. Schaefer and Fred L. Turner served as members of the Organization and Compensation Committee during the Company's last fiscal year.

        Mr. McKenna, who serves as a Director of the Company, Chairman of the Nominating Committee and a member of the Executive Committee and the Organization and Compensation Committee of the Company, and Mr. Medvin, the Company's executive vice president and chief financial officer, serve on the board of directors of a private company, Schwarz. Mr. McKenna is also the chairman and chief executive officer of Schwarz.

        The Company retained William Blair & Company, L.L.C., an investment banking firm for which Edgar D. Jannotta is Chairman and Partner, to perform certain financial advisory and investment banking services for the Company during 2001 and anticipates that the firm will continue to be retained to perform services in 2002. The services were provided on substantially the same terms as those prevailing at the time for comparable transactions with unrelated parties, and did not involve during 2001, nor are expected to involve in 2002, payments from or to the Company and its subsidiaries and affiliates for services in excess of 5% of the Company's or the other entity's consolidated gross revenues during 2001. Mr. Jannotta serves as a Director of the Company and is a member of the Investment Committee and a member of the Organization and Compensation Committee of the Company.

CERTAIN TRANSACTIONS

        On July 16, 2001, following receipt of the unanimous recommendation of a Special Committee of the Board of Directors comprised solely of independent directors (who were advised by legal and financial advisors separately retained by the Special Committee), the full Board of Directors approved and the Company completed a transaction with companies controlled by Patrick G. Ryan as a result of which Ryan family members simplified the manner in which they hold Common Shares from indirect ownership through corporations to direct ownership by Ryan family members and associated trusts. The number of Common Shares beneficially owned by Mr. Ryan was unchanged as a result of the transaction. The recommendation and approval of the transaction were based upon consideration of contractual terms and other benefits received by the Company including the receipt of cash, net of expenses, of approximately $5 million, and certain stock transfer restrictions on Common Shares owned by the Ryan family members.

        The Company has made contractual arrangements through a subsidiary to provide ready access to aircraft for executives of the Company and its subsidiaries for business purposes. These arrangements include two dry leases entered into with two aircraft leasing companies affiliated with Patrick G. Ryan and Patrick G. Ryan, Jr., Globe Leasing, Inc. ("Globe") and 17AN Leasing, LLC ("17AN"). In addition, a subsidiary of the Company provides hangar space and related operating support to Globe and 17AN in return for negotiated fees. In 2001, the Company and its subsidiaries paid Globe and 17AN $695,182 and $108,370, respectively, for usage of aircraft. Globe and 17AN paid a subsidiary of the Company $258,786 and $42,237, respectively, for hangar space and operating support. The Company believes that all of these arrangements are more favorable to the Company than would have been obtained by negotiating similar transactions with unrelated third parties. The payments represented in excess of 5% of each of Globe's and 17AN's consolidated gross revenues in 2001 and are expected to do so again in 2002. Patrick G. Ryan owns 100% of Globe and serves as a director, Chairman of the Board and treasurer; he also indirectly holds 50% of 17AN and serves as a director and Chairman of the Board. Patrick G. Ryan, Jr. serves as a director and president of each of Globe and 17AN.

        During the year 2001 and during the year 2002 (to date) the Company and one or more of its subsidiaries retained Sidley Austin Brown & Wood, a law firm of which R. Eden Martin is a Partner, to perform certain legal services, and the Company anticipates that the firm will continue to be retained to perform services in 2002. During 2001, corporations and other entities with which Directors are or were associated effected insurance brokerage or other transactions with the Company and certain of its subsidiaries and affiliates in the ordinary course of business. All of these transactions were on substantially the same terms as those prevailing at the time for comparable transactions with unrelated parties. None of these transactions involved during 2001, or is expected to involve in 2002, payments from or to the Company and its subsidiaries and affiliates for property and services in excess of 5% of the Company's or the other entity's consolidated gross revenues during 2001.

        On December 14, 2001 underwriting subsidiaries of the Company invested $227.2 million to obtain an ownership interest in Endurance Specialty Insurance Ltd. ("Endurance"), a newly formed Bermuda-based insurer co-sponsored by the Company, which has a total share capital of $1.2 billion and which offers property and casualty insurance and reinsurance on a world-wide basis. Also on that date investments were made in Endurance by or on behalf of the following persons, their family members or companies owned by them: Patrick G. Ryan—$17 million; Edgar D. Jannotta—$1 million; Lester B. Knight—$250,000; Andrew J. McKenna—$500,000; Richard C. Notebaert—$1 million; Donald S. Perkins—$100,000; Patrick G. Ryan, Jr.—$1 million; Fred L. Turner—$500,000.

AGENDA ITEM NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Board of Directors of the Company, following the recommendation of the Audit Committee, has appointed Ernst & Young LLP as the Company's independent auditors for the year 2002. Ernst & Young LLP was first retained as the Company's independent auditors in February 1986. Although this appointment is not required to be submitted to a vote of the stockholders, the Board of Directors believes it appropriate as a matter of policy to request that the stockholders ratify the appointment of the independent auditors for the year 2002. In the event a majority of the votes cast at the meeting are not voted in favor of the following resolution, the adverse vote will be considered as a direction to the Board of Directors of the Company to select another auditor for the year 2003. Because of the difficulty and expense of making any substitution of auditors for 2002 following the 2002 annual meeting, it is contemplated that the appointment for the year 2002 will be permitted to stand unless the Board finds other good reason for making a change.

            Audit Fees; All Other Fees.    Ernst & Young LLP fees for the 2001 annual audit were $7.3 million, which includes $4.0 million for required statutory audits in various domestic and foreign jurisdictions. All other Ernst & Young LLP fees for services rendered during 2001 aggregated $11.0 million, including $3.3 million for services which management believes are audit related and $7.7 million for other non-audit services.

        Audit related services included fees for internal audit teaming, principally information technology related—($2.6 million); and advisory services on accounting matters, business acquisitions, regulatory filings and benefit plan audits—($0.7 million).

        Other non-audit services included domestic and foreign income tax preparation, planning and advisory work ($2.7 million); assistance relating to the planned spin-off of the Company's underwriting operations ($1.4 million); cash management and repatriation of funds ($1.0 million); information security advisory reviews ($0.9 million); and other projects ($1.7 million) performed to assist various parts of the company of which no one project exceeded $250,000.

        No financial information system design and implementation services were provided by Ernst & Young LLP during 2001.

        YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE FOLLOWING RESOLUTION—AGENDA ITEM NO. 2:

    RESOLVED, that the appointment of Ernst & Young LLP by the Board of Directors as the Company's independent auditors for the year 2002 is hereby ratified.

        The Company anticipates that a representative of Ernst & Young LLP will be present at the annual meeting. The representative will be given the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to any questions which may be submitted at the meeting.

VOTING PROCEDURES

        The holders of at least a majority of the issued and outstanding Shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at any meeting of the stockholders of the Company. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum at a meeting. Except as otherwise required by applicable law or the certificate of incorporation of the Company, any proposal properly presented at a meeting at which a quorum is present will be decided by the vote of the holders of a majority of the Shares present in person or represented by proxy and entitled to vote on the proposal at that meeting. An abstention with respect to a particular proposal will have the effect of a vote against that proposal. If a duly executed proxy is marked to indicate that all or a portion of the Shares represented by that proxy are not being voted with respect to a particular proposal, those non-voted Shares will not be considered present and entitled to vote on the proposal even though those Shares will be counted for purposes of determining the presence or absence of a quorum. Each matter included for consideration by the stockholders in this Proxy Statement shall be decided by the vote of the holders of a majority of the Shares present in person or represented by proxy and entitled to vote on the matter.

        We hope that you will be present at the meeting. If you cannot attend, please validate the enclosed proxy by mail, by telephone or by using the Internet so that your Shares will be represented. To validate a proxy by mail, please sign the enclosed proxy and return it in the accompanying envelope. The envelope is addressed and requires no postage. To validate a proxy by telephone or by using the Internet please follow the instructions located on each proxy card. There may be costs incurred by a stockholder for use of the Internet and the telephone which are charged by Internet access providers and telephone companies.

        Each proxy duly validated by mail, telephone or by using the Internet prior to the meeting and not otherwise revoked will be voted according to its terms. Stockholders who receive more than one proxy should validate each proxy in order to be sure all of their shares are voted. If no specific direction is indicated on a duly validated proxy as to the manner of voting, the proxy will be voted in accordance with the recommendations of the Board of Directors set forth herein.

        You may revoke your proxy at any time before it is voted at the meeting. A proxy may be revoked by (a) delivering to the Company a duly executed written notice of revocation dated later than the date of the proxy which is being revoked; (b) delivering to the Company by mail, by telephone or by using the Internet a duly validated replacement proxy relating to the same Shares and dated later than the date of the proxy which is being replaced; or (c) by attending the annual meeting of stockholders and voting in person. Written revocations should be sent to the Office of the Corporate Secretary of the Company at the mailing address listed on page one of this Proxy Statement. All proxy procedures are designed to authenticate a stockholder's identity, allow voting instructions to be given and confirm that instructions have been properly recorded consistent with the requirements of applicable law.

PROPOSALS OF STOCKHOLDERS FOR 2003 ANNUAL MEETING

        In order to be considered for inclusion in the Company's proxy statement for the annual meeting of the stockholders of the Company in the year 2003, stockholder proposals conforming to applicable rules and regulations must be received by the Company not later than November 4, 2002. Stockholder proposals not submitted for inclusion in the Company's proxy statement but submitted for presentation at the annual meeting of the stockholders of the Company in the year 2002 will be considered untimely submitted under applicable rules unless received on or before the close of business on January 25, 2003.

        All proposals should be sent to the Office of the Corporate Secretary of the Company at the mailing address listed on page one of this Proxy Statement, with a copy of such proposal to be sent to the Office of the Chief Counsel of the Company at that same mailing address.

AVAILABILITY OF 10-K REPORT

        The Company will file its Annual Report on Form 10-K for the year ended December, 31 2001 with the Securities and Exchange Commission on or before April 1, 2002. A copy of the report, including any financial statements and schedules, and a list describing any exhibits not contained therein, may be obtained without charge by any stockholder. The exhibits are available upon payment of charges which approximate the Company's cost of reproduction of the exhibits. Requests for copies of the report should be sent to the Office of the Corporate Secretary at the mailing address of the Company listed on page one of this Proxy Statement.

OTHER MATTERS

        The Board of Directors is not aware of any business to be acted upon at this meeting other than that which is described in this Proxy Statement, but in the event any other business should properly come before the meeting which requires a vote of the stockholders, the proxy holders (as indicated on the accompanying proxy card or cards) will vote the proxies according to their best judgment in the interest of the Company.

By Order of the Board of Directors

Kevann M. Cooke
 Vice President and Corporate Secretary

Dated: March 11, 2002

APPENDIX I

AON CORPORATION
AUDIT COMMITTEE CHARTER
April 2001

Organization:

        This charter governs the operations of the Audit Committee. The Committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors. The Committee shall be appointed by the Board of Directors and shall be comprised of at least three directors. All (currently seven) members of the Committee shall be independent of management and the Company. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All Committee members shall be financially literate and at least one member shall have an accounting or related financial management expertise.

Statement of Policy:

        The Audit Committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal auditors, and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes:

        An important responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of its activities to the Board. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

        The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

  •
  The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company's shareholders. The Committee shall have the authority and responsibility to evaluate and, where appropriate, recommend to the Board replacement of the independent auditors. The Committee shall satisfy itself as to the independence of the auditors from management and the Company based on, amongst other things, discussions with the auditors and review of the matters included in the auditor's written disclosures required by the Independence Standards Board, and shall also consider the compatibility of nonaudit services

Appendix I-1

    with the auditor's independence. Annually, the Committee shall review and recommend to the Board the selection of the Company's independent auditors, subject to shareholders' ratification. If requested by the Board, the Committee shall make the independent auditor available to the full Board to provide a basis for the Board's selection of the independent auditor. The Committee, or the Committee Chair acting on behalf of the Committee, shall approve the appointment, replacement, reassignment or dismissal of the senior internal audit executive.

  •
  The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage the business risk, and legal and ethical compliance programs. Further, the Committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

  •
  The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under auditing standards generally accepted in the United States. The chair of the Committee may represent the entire Committee for the purpose of these reviews.

  •
  The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report to Shareholders. This review should include a discussion of the judgments of management and the independent auditor about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. As part of this review and discussion, the Committee shall consider the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under auditing standards generally accepted in the United States.

Appendix I-2

Aon Corporation

Notice of
Annual Meeting of Stockholders
and Proxy Statement

Bank One Auditorium
1 Bank One Plaza
10 South Dearborn Street
Chicago, Illinois 60670
April 19, 2002 at 10:00 A.M.

☒	Please mark your votes as in this example.	4909

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2

		FOR	WITHHELD			FOR	AGAINST	ABSTAIN
1.	Election of Directors.	☐	☐	2.	Ratification of Appointment of Ernst & Young as Company's Independent Auditors.	☐	☐	☐
To withhold authority to vote for any nominee(s), mark the "FOR" box and write the name of such nominee on line provided below.				3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give a full title as such.

SIGNATURE (IF JOINTLY HELD) DATE

/*\FOLD AND DETACH HERE/*\

Aon Corporation stockholders can now give proxies to vote their shares by mail, by telephone or by using the Internet. To use the telephone or the Internet you will need your proxy card, and voter control number shown above (just below the perforation) and the tax identification number associated with your stockholder account. If you use the telephone or the Internet, there is no need for you to return the proxy card.

•
To use the telephone, you will need a touch-tone telephone. Dial 1-877-PRX-VOTE (1-877-779-8683), 24 hours a day, seven days a week.

•
To use the Internet, log on to the Internet and go to the following website:
www.eproxyvote.com/aoc

•
To use the mails, fold and detach the proxy card and use the enclosed envelope, which is already addressed and requires no postage.

Aon Corporation Chicago, Illinois	PROXY/VOTING INSTRUCTION CARD

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on April 19, 2002.

The undersigned hereby appoints Patrick G. Ryan, Raymond I. Skilling or Kevann M. Cooke, each individually and each with powers of substitution, as proxies for the undersigned to vote all the Common Shares and/or Preferred Shares the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Aon Corporation called to be held on April 19, 2002 at Bank One Auditorium, 1 Bank One Plaza, 10 South Dearborn Street, Chicago, Illinois at 10:00 A.M. CST, or any adjournment thereof in the manner indicated on the reverse side of this proxy, and upon such other business as may lawfully come before the meeting. IF NO DIRECTION AS TO THE MANNER OF VOTING THE PROXY IS MADE, THE PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" ITEM 2 AS INDICATED ON THE REVERSE SIDE HEREOF. This card also constitutes voting instructions by the undersigned to the trustees of the ESOP Account of the Aon Savings Plan, and the trustees of the Aon Stock Fund of the Aon Savings Plan, respectively, for all shares votable by the undersigned and held of record by such trustees, if any. If there are any shares for which instructions are not timely received, the trustees of each plan will cause all such shares to be voted in the same manner and proportion as the shares of the respective plans for which timely instructions have been received. All voting instructions for shares held of record by the plans shall be confidential.
Election of Directors

Nominees:	(1) Patrick G. Ryan, (2) Edgar D. Jannotta, (3) Lester B. Knight, (4), Perry J. Lewis
(5) R. Eden Martin, (6) Andrew J. McKenna, (7) Robert S. Morrison, (8) Richard C. Notebaert,
(9) Michael D. O'Halleran, (10) John W. Rogers, Jr., (11) Patrick G. Ryan, Jr., (12) George A. Schaefer,
(13) Raymond I. Skilling, (14) Carolyn Y. Woo.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE) but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.

SEE REVERSE SIDE

/*\FOLD AND DETACH HERE/*\

QuickLinks

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
AGENDA ITEM NO. 1 ELECTION OF DIRECTORS
OWNERSHIP OF COMMON SHARES
COMPENSATION OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS COMMITTEES AND MEETINGS
REPORT OF THE AUDIT COMMITTEE
EXECUTIVE COMPENSATION
ORGANIZATION AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN TRANSACTIONS
AGENDA ITEM NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
VOTING PROCEDURES
PROPOSALS OF STOCKHOLDERS FOR 2003 ANNUAL MEETING
AVAILABILITY OF 10-K REPORT
OTHER MATTERS
  APPENDIX I